As filed with the Securities and Exchange Commission on March 1, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASBURY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2241119
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300

Duluth, Georgia 30097

(770) 418-8225

(Address, including zip code and telephone number, including area code of Registrant’s principal executive offices)

Asbury Automotive Group, Inc.

Amended and Restated 2002 Equity Incentive Plan

(Full title of the plan)

Elizabeth B. Chandler, Esq.

Vice President , General Counsel & Corporate Secretary

Asbury Automotive Group, Inc.

2905 Premiere Parkway NW, Suite 300

Duluth, Georgia 30097

(770) 418-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Darlene Quashie, Esq.

Asbury Automotive Group, Inc.

2905 Premiere Parkway NW, Suite 300

Duluth, Georgia 30097

(770) 418-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “accelerated filer,” “large accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered[1]	Proposed maximum offering price per share[2]	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value, $.01 per share	2,575,000	$11.46	$29,509,500	$2,104.03

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended. Such price is based on the average of the high and low sales prices for the Registrant’s common stock reported on the New York Stock Exchange on February 23, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 has been filed for the purpose of registering an additional 2,575,000 shares of the common stock, par value $.01 per share, of Asbury Automotive Group, Inc. (the “Company” or the “Registrant”) to be issued pursuant to the Company’s 2002 Equity Incentive Plan, as amended and restated (the “Plan”). The Company previously filed registration statements on Form S-8 on March 20, 2002 (File No. 333-84646) and May 21, 2003 (File No. 333-105450) to register an aggregate of 4,750,000 shares of the Company’s common stock, par value $.01 per share, to be issued under the Plan (collectively, the “Prior Registration Statements”). In accordance with General Instruction E of Form S-8, the Prior Registration Statements are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by this reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Commission on March 1, 2010; and

(b) the Registrant’s Current Report on Form 8-K filed on February 23, 2010; and

(c) the description of Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-65998) filed on February 22, 2002, and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated 2002 Equity Incentive Plan of Asbury Automotive Group, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2009).

5.1	Opinion of Hill, Ward & Henderson, P.A., regarding the legality of the securities being registered.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (included in signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Duluth, Georgia, on this 1st day of March, 2010.

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ CHARLES R. OGLESBY
Charles R. Oglesby
President & Chief Executive Officer

We, the undersigned officers and directors of Asbury Automotive Group, Inc., and each of us, do hereby constitute and appoint each and any of Charles R. Oglesby and Craig T. Monaghan, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments, including post-effective amendments hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles R. Oglesby	Chief Executive Officer, President and Director	March 1, 2010
(Charles R. Oglesby)

/s/ Craig T. Monaghan	Senior Vice President and Chief Financial Officer	March 1, 2010
(Craig T. Monaghan)

/s/ Keith Style	Vice President, Finance	March 1, 2010
(Keith Style)

/s/ Bryan Hanlon	Controller and Chief Accounting Officer	March 1, 2010
(Bryan Hanlon)

/s/ Michael J. Durham	Nonexecutive Chairman of the Board	March 1, 2010
(Michael J. Durham)

/s/ Janet M. Clarke	Director	March 1, 2010
(Janet M. Clarke)

/s/ Dennis E. Clements	Director	March 1, 2010
(Dennis E. Clements)

/s/ Thomas C. DeLoach, Jr.	Director	March 1, 2010
(Thomas C. DeLoach, Jr.)

/s/ Juanita T. James	Director	March 1, 2010
(Juanita T. James)

/s/ Vernon E. Jordan, Jr.	Director	March 1, 2010
(Vernon E. Jordan, Jr.)

/s/ Eugene S. Katz	Director	March 1, 2010
(Eugene S. Katz)

/s/ Philip F. Maritz	Director	March 1, 2010
(Philip F. Maritz)

/s/ Jeffrey I. Wooley	Director	March 1, 2010
(Jeffrey I. Wooley)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated 2002 Equity Incentive Plan of Asbury Automotive Group, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2009).

5.1	Opinion of Hill, Ward & Henderson, P.A., regarding the legality of the securities being registered.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (included in signature page to this Registration Statement).